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                                                                    EXHIBIT 10.8

                                LEASE AGREEMENT

1.   PARTIES

     This Lease Agreement is entered into as of the 22nd day of June, 1993, by and between Dataproducts Corporation, a Delaware Corporation ("Lessor"), and PC Connection, Inc., a New Hampshire Corporation with offices at 6 Mill Street, Marlow, New Hampshire 03456 ("Lessee").

2.   PREMISES

     Lessor leases to Lessee and Lessee hires from Lessor the following described Premises, situated in the City of Milford, County of Hillsboro, State of New Hampshire commonly known and described as 582 Route 13 South:
     24,000 square feet of office space on the second floor of the building at that location as shown in Exhibit "A" hereto. Lessee shall have access to the Premises via its own entrance. Lessee shall have access to all drives, walks and common hallways and may use as many parking spaces as necessary for its employees and visitors, subject to a mutually agreeable parking agreement to be negotiated by the parties.

3.   RENTAL

     Lessee shall pay to Lessor as rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States the sum of Eight Thousand Dollars ($8,000.00).

     The rental payable hereunder includes all utilities and all utility connections (including water, sewer, heat, light, electricity, gas, power, air conditioning, and rubbish removal), real estate taxes, parking, security, maintenance and repair. In the event Lessee or any of its employees, agents or invitees causes, through negligence or misconduct, any damage to the Premises which is not normal wear and tear, Lessor shall have the right to repair same and invoice Lessee for the cost thereof, which invoice Lessee shall promptly pay.

4.   TERM

     The term of this Lease shall be for a period of 48 months commencing on July 15, 1993 and ending on July 14, 1997, except that if Lessor shall sell or totally lease the building of which the Premises are a part, this Lease shall terminate upon 150 days' notice to Lessee.

5.   RENEWAL AND EXPANSION OPTIONS

     Lessee has the option to extend this Lease for an additional term of 12 months
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     (subject to the same 150 days' notice of termination by Lessor as set forth in paragraph 4, above) by notifying Lessor, in writing, 30 days prior to the end of the initial term.

     Lessor shall offer to Lessee the opportunity to lease additional like space (i.e., suitable for offices) in the building, upon the same rental and terms of this Lease at Lessee's request if such space is then available for lease, and also before offering such space for lease to other prospective tenants and shall not consummate such a lease with others at a lower rental rate than offered to Lessee without first re-offering such space to Lessee at such lower rent. Any such initial offer to Lessee shall be for a term that ends on the same date as this Lease, but if Lessee declines such offer, Lessor may so offer such space to others for any term. In all such initial or subsequent offers to lease, Lessee shall have ten days to accept Lessor's offer to lease after which time Lessor may consummate its lease with another party.

     Lessee shall not lease or rent any space on this property to competitors of the Lessee, which shall be defined on Exhibit "B" hereto.

6.   USE

     Lessee shall use the Premises for administration and general office, and for no other purpose without written consent of Lessor.

7.   SECURITY

     Prior to possession, Lessee shall pay to Lessor the sum of Eight Thousand Dollars ($8,000.00) to be held by Lessor as a security deposit. In the event Lessor in its reasonable discretion, determines that Lessee damaged the Premises, or in the event Lesser fails to pay rent, Lessor may deduct such sums from the security deposit and shall not be obligated to Lessor for that portion of the security deposit. Lessee shall then replenish the security deposit to its full original amount. At the termination of the Lease, if the Lessor has no claim against the security deposit, it (or the remaining portion of it) shall be returned to the Lessee.

8.   IMPROVEMENTS

     The Premises are leased in "as is" condition. Lessee shall take occupancy of the Premises with existing offices. Any additional facilities requirements will be the financial responsibility of the Lessee. Lessee shall make no alterations to the Premises without the written authorization of Lessor. In the event Lessee makes alterations to the Premises, Lessee shall be entitled, at the end of the Lease term, to remove such alterations, including fixtures, provided removal does not damage the Premises.
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9.   NOTICES

     All notices or demands of any kind required or desired to be given by Lessor or Lessee hereunder shall be in writing and shall be deposited in the United States mail, certified or registered mail, postage prepaid, addressed to the Lessor or Lessee, as the case may be, at the address set forth after their signatures at the end of this Lease. All rent and other payments due under this Lease shall be made by Lessee to Lessor at the same address.

10.  TOXIC CONTAMINATION DISCLOSURE

     Lessee acknowledges that it has been advised that numerous federal, state and/or local laws, ordinances and regulations ("Law") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxins"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

     Some of the Laws require that Toxins be removed or cleaned up by landowners, future landowners, former landowners or tenants without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, which were legal when installed, now are classified as Toxins, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxins may be filed by third parties in certain circumstances.

     Lessor agrees to indemnify and hold the Lessee harmless from any actions, claims or judgments made against the Lessee resulting from toxic or hazardous waste contamination on the Premises, including the real property on which the Premises are located, provided, however, that this indemnity shall not apply to any contamination caused by Lessee.

11.  PERFORMANCE

     A. In the event Lessee defaults in or fails to perform any of its obligations under this Lease with respect to the Premises, Lessor may cure such default or perform such obligation, and the amount paid by Lessor to do same shall be immediately repaid to Lessor by Lessee.

     B. In the event of any breach of this Lease by Lessee, which is not cured by Lessee within 10 days after written notice from Lessor, Lessor shall be entitled to terminate this Lease and recover all of its legally allowable damages. Lessor shall also be entitled to recover its reasonable attorneys' fees and other costs in addition to the damages caused by such breach.
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12.  INSURANCE

     Lessee shall provide evidence of insurance to Lessor (in the form of a certificate of insurance) and at its own expense shall obtain and keep in force during the term of this Lease a policy of combined Single Limit, Bodily Injury and Property Damage Insurance, insuring Lessor against any liability arising out of the use or occupancy by Lessee of the Premises and all areas appurtenant thereto.

     Such insurance shall be a Combined Single Limit Policy in an amount not less than $1,000,000.00 per occurrence and shall name Lessor as an additional insured. Insurance required hereunder shall be in companies holding a General Policy Holders rating of at least B+.

     Lessee shall provide Lessor a certificate of insurance with evidence of Worker Compensation coverage with the statutory limits and Employers liability of $1,000,000.00

     Lessor shall maintain adequate fire and hazard insurance (all risk policy) and general liability insurance (including bodily injury and property damage) in an amount no less than $1,000,000 on the Premises. Policies of insurance shall be presented for review upon request of the Lessee.

13.  QUIET ENJOYMENT

     Lessor warrants that it is the true owner of record of the Premises. Lessor covenants that so long as Lessee pays the rent and performs its covenants, Lessee shall peaceably and quietly have, hold, enjoy and have the exclusive use of the Premises for the term provided subject to the terms and conditions of the Lease.

14.  ENTIRE AGREEMENT

     This Lease Agreement represents the entire and exclusive understanding between the parties; shall be binding on the parties, their heirs, legal representatives, assigns and successors; and is subject to and shall be construed under the laws of the State of New Hampshire. Failure to exercise any rights herein shall not prejudice the parties in any future exercise of their rights.

ACCEPTED:

LESSEE:                                 LESSOR:
PC CONNECTION, INC.                     DATAPRODUCTS CORPORATION
6 Mill Street                           6219 DeSoto Avenue
Marlow, New Hampshire 03456             Woodland Hills, California 91367
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By: /s/ David Hall                      By: /s/ E. H. Hemmer
    --------------                          -----------------------------
(Authorized Signature)                  (Authorized Signature)

Name:   David Hall                      Name: William S. Mieth
      ----------------------                  ---------------------------
        (Type or Print)                          (Type or Print)

Title: Executive Vice President         Title: Senior Vice President
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       Exhibit A may be obtained by written request from the Registrant.

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                                   EXHIBIT B

Competitors of Lessee shall mean direct resellers of computers, hardware or software or any combination thereof. Without limitation, the following are examples of competitors: Microwarehouse, Dell, Zeos, Egghead, Compaq, DEC Direct, Lotus, Etc.


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                               ADDENDUM TO LEASE

This Addendum modifies the Lease made July 7, 1993 by and between Dataproducts Corporation (Lessor) and PC Connection, Inc. (Lessee).

# Modification

1. Add at end of Section 4: "Lessee may terminate this Lease at any time upon 150 days written notice to Lessor."



Agreed:
Dataproducts Corporation

by: /s/ E. H. Hemmer
    ------------------------


PC Connection, Inc.

by: /s/ David Hall
    ---------------------------
David Hall, Executive Vice President